Exhibit 1

JOINT FILING AGREEMENT

This Agreement is filed as an exhibit to Amendment No. 4 being filed by Firebird Avrora Advisors LLC, FGS Advisors, LLC, Firebird Global Master Fund, Ltd., FG2 Advisors, LLC, Firebird Management LLC, Harvey Sawikin and James Passin in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, hereby agree that the statement on Schedule 13D to which this Agreement is attached as an exhibit is, and any amendments thereto filed by any of us will be, filed on behalf of each such company or individual that each such company or individual is responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such company or individual contained therein.

Date: August 6, 2007	Firebird Avrora Advisors LLC

/s/ Harvey Sawikin
Name Harvey Sawikin
Title: Principal

Firebird Management LLC.

/s/ Harvey Sawikin
Name: Harvey Sawikin
Title: Principal

FGS Advisors LLC

/s/ James Passin
Name: James Passin
Title: Principal

Firebird Global Master Fund, Ltd.

/s/ James Passin
Name: James Passin
Title: Director

FG2 Advisors LLC

/s/ James Passin
Name: James Passin
Title: Principal

/s/ Harvey Sawikin
Name: Harvey Sawikin

/s/ James Passin
Name: James Passin